EXHIBIT 99.1

CONTACT:

Jeff Macdonald
Acorda Therapeutics
(914) 326-5232
jmacdonald@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics Reports Fourth Quarter and Full Year 2013 Financial Results

•	AMPYRA® (dalfampridine) Fourth Quarter Net Revenue of $84.6 Million; Full Year 2013 Net Revenue of $302.6 Million
•	Year-End Cash, Cash Equivalents and Short-Term Investments of $367.2 Million
•	Full Year 2014 Guidance for AMPYRA Net Revenue of $328-$335 Million
•	Full Year 2014 Guidance for R&D Expense of $60-$70 Million, Excluding Share-Based Compensation
•	Full Year 2014 Guidance for SG&A Expense of $180-$190 Million, Excluding Share-Based Compensation

ARDSLEY, N.Y. – February 13, 2014 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) today announced its financial results for the fourth quarter and full year ended December 31, 2013.

“We finished 2013 in a strong financial position with growing revenues and close to $370 million in cash. This puts the Company in an enviable position to deliver value to shareholders by advancing our pipeline and acquiring additional assets,” said Ron Cohen, M.D., Acorda Therapeutics’ President and CEO.

“We now have six clinical stage programs in our pipeline. Acorda is preparing for the potential approval and launch this year of PLUMIAZTM, the proposed brand name for Diazepam Nasal Spray. We believe PLUMIAZ addresses a critical need for people with cluster seizures. In addition, we plan to begin a Phase 3 clinical trial of a new, once-daily formulation of dalfampridine in post-stroke walking deficits, and move forward with development of NP-1998, a Phase 3-ready therapy that represents a potential paradigm shift in the treatment of neuropathic pain.”

FINANCIAL RESULTS
The Company reported GAAP net income of $6.2 million for the quarter ended December 31, 2013, or $0.15 per diluted share, including share-based compensation charges totaling $7.1 million. For the full year 2013, the Company reported GAAP net income of $16.4 million, or $0.39 per diluted share, including share-based compensation charges totaling $25.1 million. GAAP net income in the same quarter of 2012 was $133.0 million, or $3.27 per diluted share, including share-based compensation charges totaling $6.1 million and a $132.7 million non-recurring tax benefit. GAAP net income for the full year 2012 was $155.0 million, or $3.84 per diluted share, including share-based compensation charges totaling $21.4 million and a $132.7 million non-recurring tax benefit.

Non-GAAP net income for the quarter ended December 31, 2013 was $13.3 million, or $0.32 per diluted share and $42.6 million, or $1.02 per diluted share for the full year 2013. Non-GAAP net income in the same quarter of 2012 was $9.8 million, or $0.24 per diluted share and $50.3 million, or $1.25 per diluted share for the full year 2012.

AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg net revenue - For the quarter ended December 31, 2013, the Company reported AMPYRA net revenue of $84.6 million, compared to $72.7 million in net revenue for the same quarter in 2012. For the year ended December 31, 2013, the Company reported AMPYRA net revenue of $302.6 million, compared to $266.1 million in net revenue in 2012.

ZANAFLEX CAPSULES®(tizanidine hydrochloride), ZANAFLEX® (tizanidine hydrochloride) tablets and authorized generic capsules net revenue and royalties - For the quarter ended December 31, 2013, the Company reported that combined net revenue from ZANAFLEX CAPSULES and ZANAFLEX tablets sales was $0.8 million, revenue from the sale of authorized generic tizanidine hydrochloride capsules to Actavis, Inc. was $0.6 million and royalties from Actavis for the sale of authorized generic tizanidine hydrochloride capsules were $1.8 million, for combined total net revenue of $3.2 million. Combined net revenue from ZANAFLEX CAPSULES and ZANAFLEX tablets sales and royalties from Actavis were $5.2 million for the same quarter in 2012.

For the full year 2013, the Company reported that combined net revenue from ZANAFLEX CAPSULES and ZANAFLEX tablets sales was $4.1 million, revenue from the sale of authorized generic tizanidine hydrochloride capsules to Actavis, Inc. was $3.2 million and royalties from Actavis for the sale of authorized generic tizanidine hydrochloride capsules were $7.8 million, for combined total net revenue of $15.1 million. Combined net revenue from ZANAFLEX CAPSULES and ZANAFLEX tablets sales and royalties from Actavis were $23.5 million for the full year 2012.

FAMPYRA® (prolonged-release fampridine tablets) royalties - For the quarter ended December 31, 2013, the Company reported FAMPYRA royalties from sales outside of the U.S. of $2.2 million, compared to $1.3 million for the same quarter in 2012. For the full year 2013, the Company reported FAMPYRA royalties from sales outside of the U.S. of $9.3 million, compared to $7.1 million in 2012.

Cost of sales for the quarter ended December 31, 2013 were $18.4 million, compared to $16.2 million for the same quarter in 2012. Included in cost of sales for the quarter ended December 31, 2013 was $0.6 million in cost of authorized generic tizanidine hydrochloride capsules sold to Actavis.  Cost of sales for the full year 2013 were $66.0 million, compared to $57.0 million for the full year 2012.

Research and development (R&D) expenses for the quarter ended December 31, 2013 were $14.3 million, including $1.6 million of share-based compensation, compared to $18.2 million including $1.4 million of share-based compensation for the same quarter in 2012. R&D expenses for the full year 2013 were $53.9 million, including $5.8 million of share-based compensation, compared to $53.9 million including $5.1 million of share-based compensation for the full year 2012. R&D expenses for the full year 2013 included the development of the Company’s pipeline products, including expenses for dalfampridine-QD, Glial Growth Factor 2 (GGF2), rHIgM22, AC105 and PLUMIAZ (Diazepam Nasal Spray).

Sales, general and administrative (SG&A) expenses for the quarter ended December 31, 2013 were $47.0 million, including $5.6 million of share-based compensation, compared to $45.6 million including $4.6 million of share-based compensation for the same quarter in 2012. SG&A expenses for the full year 2013 were $185.5 million, including $19.3 million of share-based compensation, compared to $168.7 million including $16.3 million of share-based compensation for the full year 2012. The increase was primarily due to increases in expenses related to support for AMPYRA and the dalfampridine franchise, preparations for the possible commercialization of PLUMIAZ (Diazepam Nasal Spray), and the development of our pipeline products.

At December 31, 2013 the Company had cash, cash equivalents and short-term and long-term investments of $367.2 million.

GUIDANCE FOR 2014
The following guidance does not include potential expenditures related to the acquisition of new products or other business development activities.
•	The Company expects AMPYRA 2014 full year net revenue of $328-$335 million.
•
In 2014, the Company expects ZANAFLEX franchise and ex-U.S. FAMPYRA revenue of approximately $25 million, which includes sales of branded ZANAFLEX products, royalties from ex-U.S. FAMPYRA and authorized generic tizanidine hydrochloride capsules sales, and $9.1 million in amortized licensing revenue from the $110 million payment the Company received from Biogen Idec in 2009 for FAMPYRA ex-U.S. development and commercialization rights.

•
R&D expenses for the full year 2014 are expected to be $60-$70 million, excluding share-based compensation. R&D expenses in 2014 related to dalfampridine include a Phase 3 study in post-stroke deficits and sponsorship of investigator-initiated studies. Additional expenses include continued development of PLUMIAZ (Diazepam Nasal Spray) and NP-1998, clinical trials for GGF2, rHIgM22 and AC105, as well as ongoing preclinical studies.

•
SG&A expenses for the full year 2014 are expected to be $180-$190 million, excluding share-based compensation. SG&A will be primarily driven by commercial and administrative costs related to AMPYRA and PLUMIAZ (Diazepam Nasal Spray).

AMPYRA UPDATE
•	Between launch in March 2010 and the end of 2013, approximately 90,000 people with multiple sclerosis (MS) in the U.S. have tried AMPYRA.
•	In 2013, two new U.S. AMPYRA patents issued and Acorda now has four Orange Book patents providing protection up to 2027.
•	The Company successfully defended a European patent for FAMPYRA against an opposition.

PIPELINE UPDATE
•
A New Drug Application (NDA) was filed for Diazepam Nasal Spray in 2013 with the U.S. Food and Drug Administration (FDA), with potential approval and launch in 2014. The proposed trade name for this product is PLUMIAZ.

•
In April 2013, the Company announced positive Phase 2 data for dalfampridine extended release tablets in treating post-stroke deficits. Data showed improved walking in people with post-stroke deficits. The Company met with the FDA in December 2013 and will proceed with a Phase 3 study of a once-daily (QD) formulation of dalfampridine extended release capsules pending FDA agreement on final study protocol. The study is expected to begin in the second quarter of 2014.

•
Post-hoc analyses of the dalfampridine Phase 2 proof-of-concept study in post-stroke deficits will be included in a platform presentation at the 2014 International Stroke Conference. The presentation, “Dalfampridine in Patients with Chronic Post Ischemic Stroke Deficits: Results from a Phase 2 Study” will be held on February 13, 2014. Findings from this trial were previously presented at the American Neurological Association annual meeting in October 2013.

•
In April 2013, Acorda initiated a Phase 1b study of rHIgM22, a remyelinating antibody for the treatment of MS. The study is evaluating safety and tolerability in people with MS, and also includes several exploratory efficacy measures.

•
In September 2013, Acorda initiated a Phase 2 trial evaluating the safety and tolerability of AC105 in people with traumatic spinal cord injury. This study also includes several exploratory efficacy measures.

•
In October 2013, Acorda initiated the second clinical trial of GGF2 for the treatment of heart failure. This Phase 1b single-intravenous infusion trial will assess tolerability of three dose levels of GGF2, and also includes several exploratory efficacy measures. Trial enrollment has been paused pending review of additional preclinical data.

CORPORATE UPDATE
•
The Company acquired rights in the United States, Canada, Latin America and certain other markets for two neuropathic pain management assets from NeurogesX, Inc., QUTENZA® (capsaicin) 8% patch and NP-1998.

•
In 2013, Acorda was ranked the second best large company to work for in the State of New York. This recognition is based on an annual survey conducted by Best Companies Group. This marks the third year in a row that Acorda was ranked in the top 10.

•	Michael Rogers joined the Company as Chief Financial Officer (CFO). He is responsible for the Finance and Investor Relations departments.
•
David Lawrence, M.B.A., who previously served as CFO, was appointed Chief of Business Operations (CBO). He is responsible for Technical Operations/Manufacturing, Project Management, Information Technology and Facilities Management.

This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP), and also certain historical and forward-looking non-GAAP financial measures. In particular, Acorda has provided income, adjusted to exclude share-based compensation charges, the payments associated with product acquisitions and the tax benefit relating to the reduction of the deferred tax asset valuation allowance in 2012. These non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes the presentation of these non-GAAP financial measures when viewed in conjunction with our GAAP results, provide investors with a more meaningful understanding of our ongoing and projected operating performance because they exclude non-cash charges that are substantially dependent on changes in the market price of our common stock and expenses that do not arise from the ordinary course of our business. The Company believes these non-GAAP financial measures help indicate underlying trends in the company’s business and are important in comparing current results with prior period results and understanding projected operating performance. Also, management uses these non-GAAP financial measures to establish budgets and operational goals, and to manage the company’s business and to evaluate its performance. A reconciliation of the historical non-GAAP financial results presented in this release to our GAAP financial results is included in the attached financial statements.

WEBCAST AND CONFERENCE CALL
Ron Cohen, President and Chief Executive Officer, and Mike Rogers, Chief Financial Officer, will host a conference call today at 8:30 a.m. ET to review the Company’s fourth quarter and full year 2013 results.

To participate in the conference call, please dial 800-299-9086 (domestic) or 617-786-2903 (international) and reference the access code 31157384. The presentation will be available via a live webcast on the Investor section of www.acorda.com.

A replay of the call will be available from 10:30 a.m. ET on February 13, 2014 until midnight on March 13, 2014. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international) and reference the access code 72100535. The archived webcast will be available for 30 days in the Investor Relations section of the Acorda website at www.acorda.com.

AMPYRA Important Safety Information
Do not take AMPYRA if you have ever had a seizure, or have certain types of kidney problems, or are allergic to dalfampridine (4-aminopyridine), the active ingredient in AMPYRA.

Take AMPYRA exactly as prescribed by your doctor.

You could have a seizure even if you never had a seizure before. Your chance of having a seizure is higher if you take too much AMPYRA or if your kidneys have a mild decrease of function, which is common after age 50.

Your doctor may do a blood test to check how well your kidneys are working, if that is not known before you start taking AMPYRA.

AMPYRA may cause serious allergic reactions. Stop taking AMPYRA and call your doctor right away or get emergency medical help if you have shortness of breath or trouble breathing, swelling of your throat or tongue, or hives.

AMPYRA should not be taken with other forms of 4-aminopyridine (4-AP, fampridine), since the active ingredient is the same.

The most common adverse events for AMPYRA in MS patients were urinary tract infection, trouble sleeping, dizziness, headache, nausea, weakness, back pain, and problems with balance.

Before taking AMPYRA tell your doctor if you are pregnant or plan to become pregnant. It is not known if AMPYRA will harm your unborn baby.

Tell your doctor if you are breast-feeding or plan to breast-feed. It is not known if AMPYRA passes into your breast milk. You and your doctor should decide if you will take AMPYRA or breast-feed. You should not do both.

You are encouraged to report negative side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch, or call 1-800-FDA-1088.

About AMPYRA (dalfampridine)
AMPYRA is a potassium channel blocker approved as a treatment to improve walking in patients with multiple sclerosis (MS). This was demonstrated by an increase in walking speed. AMPYRA, which was previously referred to as Fampridine-SR, is an extended release tablet formulation of dalfampridine (4-aminopyridine, 4-AP), and is known as prolonged-, modified, or sustained-release fampridine (FAMPYRA®) in some countries outside the United States (U.S).

In laboratory studies, dalfampridine extended release tablets has been found to improve impulse conduction in nerve fibers in which the insulating layer, called myelin, has been damaged. AMPYRA is being developed and commercialized in the U.S. by Acorda Therapeutics; FAMPYRA is being developed and commercialized by Biogen Idec in markets outside the U.S. based on a licensing agreement with Acorda. AMPYRA and FAMPRYA are manufactured globally by Alkermes Pharma Ireland Limited, a subsidiary of Alkermes plc, based on a supply agreement with Acorda.

AMPYRA is available by prescription in the United States. For more information about AMPYRA, including patient assistance and co-pay programs, healthcare professionals and people with MS can contact AMPYRA Patient Support Services at 888-881-1918. AMPYRA Patient Support Services is available Monday through Friday, from 8:00 a.m. to 8:00 p.m. Eastern Time.

For full U.S. Prescribing Information and Medication Guide, please visit: www.AMPYRA.com.

About Acorda Therapeutics
Founded in 1995, Acorda Therapeutics is a biotechnology company focused on developing therapies that restore function and improve the lives of people with neurological conditions.

Acorda markets three FDA-approved therapies including: AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg,  a treatment to improve walking in patients with multiple sclerosis (MS); ZANAFLEX CAPSULES® (tizanidine hydrochloride) and Zanaflex tablets, a short-acting drug for the management of spasticity; and QUTENZA® (capsaicin) 8% Patch, for the management of neuropathic pain associated with postherpetic neuralgia. AMPYRA is marketed outside the United States as FAMPYRA® (prolonged-release fampridine tablets) by Biogen Idec under a licensing agreement from Acorda.

Acorda has one of the leading pipelines in the industry of novel neurological therapies. The Company is currently developing six clinical-stage therapies and one preclinical stage therapy that address a range of disorders including post-stroke deficits, epilepsy, stroke, peripheral nerve damage, spinal cord injury, neuropathic pain, and heart failure. For more information, please visit the Company’s website at: www.acorda.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including our ability to successfully market and sell Ampyra in the U.S.; third party payers (including governmental agencies) may not reimburse for the use of Ampyra or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; the risk of unfavorable results from future studies of Ampyra or from our other research and development programs, including Diazepam Nasal Spray or any other acquired or in-licensed programs; we may not be able to complete development of, obtain regulatory approval for, or successfully market Diazepam Nasal Spray or other products under development; the occurrence of adverse safety events with our products; delays in obtaining or failure to obtain regulatory approval of or to successfully market Fampyra outside of the U.S. and our dependence on our collaboration partner Biogen Idec in connection therewith; competition, including the impact of generic competition on Zanaflex Capsules revenues; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; failure to comply with regulatory requirements could result in adverse action by regulatory agencies; and the ability to obtain additional financing to support our operations. These and other risks are described in greater detail in Acorda Therapeutics' filings with the Securities & Exchange Commission. Acorda may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this release are made only as of the date hereof, and Acorda disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this release.

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Financial Statements

Acorda Therapeutics, Inc.
Condensed Consolidated Balance Sheet Data
(in thousands)
(Unaudited)

	December 31, 2013	December 31, 2012

Assets
Cash, cash equivalents, short-term and long-term investments	$367,227	$333,188
Trade receivable, net	30,784	26,327
Other current assets	17,135	16,863
Finished goods inventory	26,172	20,957
Property and equipment, net	16,525	16,706
Deferred tax asset	127,299	136,727
Intangible assets, net	17,459	9,319
Other assets	4,526	5,245
Total assets	$607,127	$565,332

Liabilities and stockholders' equity
Accounts payable, accrued expenses and other liabilities	$53,491	$58,261
Deferred product revenue	32,090	29,275
Current portion of deferred license revenue	9,057	9,057
Current portion of notes payable	1,144	1,144
Current portion of revenue interest liability	861	1,134
Long-term liabilities	9,863	10,415
Non-current portion of revenue interest liability	640	1,440
Non-current portion of deferred license revenue	59,628	68,685
Stockholders' equity	440,353	385,921
Total liabilities and stockholders' equity	$607,127	$565,332

Acorda Therapeutics, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

Revenues:
Net product revenues	$86,348	$75,390	$310,317	$282,381
Royalty revenues	3,981	3,819	17,056	14,376
License revenue	2,264	2,264	9,057	9,057
Total revenues	92,593	81,473	336,430	305,814

Costs and expenses:
Cost of sales	18,377	16,205	66,009	57,007
Cost of license revenue	158	159	634	634
Research and development	14,302	18,191	53,877	53,881
Selling, general and administrative	47,007	45,594	185,545	168,690
Total operating expenses	79,844	80,149	306,065	280,212

Operating income	$12,749	$1,324	$30,365	$25,602

Other expense, net	(119)	(226)	(1,502)	(1,334)
Income before income taxes	12,630	1,098	28,863	24,268
(Provision) benefit for income taxes	(6,437)	131,875	(12,422)	130,690

Net income	$6,193	$132,973	$16,441	$154,958

Net income per common share - basic	$0.15	$3.36	$0.41	$3.93
Net income per common share - diluted	$0.15	$3.27	$0.39	$3.84
Weighted average per common share - basic	40,713	39,597	40,208	39,459
Weighted average per common share - diluted	42,102	40,661	41,682	40,332

Acorda Therapeutics, Inc.
Non-GAAP Income and Income per Common Share Reconciliation
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

GAAP net income	$6,193	$132,973	$16,441	$154,958
Pro forma adjustments:
Product related payments included in R&D	-	3,453	1,000	6,653

Tax benefit adjustment	-	(132,743)	-	(132,743)

Share-based compensation expenses included in R&D	1,559	1,440	5,804	5,122
Share-based compensation expenses included in SG&A	5,577	4,630	19,334	16,296
Total share-based compensation expenses	7,136	6,070	25,138	21,418

Total pro forma adjustments	7,136	(123,220)	26,138	(104,672)

Non-GAAP net income	$13,329	$9,753	$42,579	$50,286

Net income per common share - basic	$0.33	$0.25	$1.06	$1.27
Net income per common share - diluted	$0.32	$0.24	$1.02	$1.25
Weighted average per common share - basic	40,713	39,597	40,208	39,459
Weighted average per common share - diluted	42,102	40,661	41,682	40,332